UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 17, 2014
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On July 17, 2014, Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) entered into an Amended, Restated and Consolidated Credit Agreement (the “Amended, Restated and Consolidated Credit Agreement”) by and among us, MHC Operating Limited Partnership, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and other lenders named therein, which amends and restates the terms of, and consolidates, the obligations owing by us under the $380 million unsecured line of credit dated as of May 19, 2011 (the “LOC”) and the $200 million senior unsecured term loan facility dated as of July 1, 2011 (the “Term Loan”). We amended our LOC to increase the borrowing capacity under the LOC from $380 million to $400 million. We have the option to increase the borrowing capacity by $100 million, subject to certain conditions. The LOC maturity date was extended to July 17, 2018, and this term can be extended an additional year, subject to certain conditions. The LOC bears interest at a rate of LIBOR plus 1.20% to 1.65% and requires an annual facility fee of 0.20% to 0.35%.

We also extended the term of our Term Loan. The Term Loan matures on January 10, 2020 and has an interest rate of LIBOR plus 1.35% to 1.95% per annum. For both the LOC and Term Loan, the spread over LIBOR is variable based on leverage throughout the respective loan terms. We incurred commitment and arrangement fees of approximately $3.5 million to enter into the amended LOC and Term Loan extension.

Pursuant to an Amended, Restated and Consolidated Guaranty (the “Amended, Restated and Consolidated Guaranty”) dated July 17, 2014 among us and certain of our subsidiaries and the Administrative Agent, we and one of our subsidiaries have guaranteed all of the obligations of our operating partnership under the Amended, Restated and Consolidated Credit Agreement when due, whether at stated maturity, by acceleration or otherwise.

In connection with the Term Loan, we also entered into a three year LIBOR Swap Agreement (the “Swap”) allowing us to trade the variable interest rate for a fixed interest rate on the Term Loan. The Swap fixes the underlying LIBOR rate on the Term Loan at 1.04% per annum for the first three years and, based on anticipated leverage at the time of closing, our spread over LIBOR will be 1.35% resulting in an initial estimated all-in interest rate of 2.39% per annum.

The foregoing summaries of the Amended, Restated, and Consolidated Credit Agreement, the Amended, Restated and Consolidated Guaranty and the amendments to the LOC and Term Loan are qualified in their entirety by reference to the text of the Amended, Restated and Consolidated Credit Agreement and the Amended, Restated and Consolidated Guaranty, each of which is attached as Exhibit 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 2.02        Results of Operations and Financial Condition

On July 21, 2014, we issued a news release announcing our results of operations for the three and six months ended June 30, 2014.

The news release also contains detailed guidance assumptions on our projections for 2014. We project our normalized funds from operations (“Normalized FFO”) and our funds from operations (“FFO”) per share (fully diluted) for the three months ending September 30, 2014 to be between $0.65 and $0.71. We also project our Normalized FFO and our FFO per share (fully diluted) for the year ending December 31, 2014, to be between $2.68 and $2.78.

We also project our net income per share (fully diluted) for the three months ending September 30, 2014 and year ending December 31, 2014, to be between $0.32 and $0.38 and $1.38 and $1.48, respectively.

The projected 2014 per share amounts represent a range of possible outcomes and the mid-point of each range reflects management's best estimate of the most likely outcome. Actual figures could vary materially from these amounts if any of our assumptions are incorrect. The news release is furnished as Exhibit 99.1 to this report on Form 8-K. The news release was also posted on our website, www.equitylifestyle.com, on July 21, 2014.

The information contained in Item 2.02 of this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant

The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.03.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2014 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety and, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;”

•
the outcome of the case currently pending in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian manufactured home property including any post-trial proceedings in the trial court or on appeal; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and owns or has an interest in 379 quality properties in 32 states and British Columbia consisting of 140,303 sites. We are a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 10.1
Amended, Restated and Consolidated Credit Agreement, dated July 17, 2014, by and among Equity Lifestyle Properties, Inc. MHC Operating Limited Partnership, Wells Fargo Bank, N.A. and each of the Lenders set forth therein

10.2	Amended, Restated and Consolidated Guaranty dated July 17, 2014 by Equity Lifestyle Properties, Inc. in favor of Wells Fargo Bank, N.A.

99.1	Equity LifeStyle Properties, Inc. press release dated July 21, 2014, “ELS Reports Second Quarter Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Executive Vice President, Chief Financial Officer and Treasurer

Date: July 22, 2014